UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 5, 2009, FalconStor Software, Inc. (the “Company”)  issued a press release announcing its results of operations for the fiscal quarter and full year ended December 31, 2008.

The text of a press release issued by the Company is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On February 5, 2009, the Company announced that its Board of Directors had approved an increase in the size of its Stock Repurchase Program, which increases the number of shares that may be repurchased.  The Company has previously repurchased 6.8 million shares leaving  7.2 million shares available to be repurchased.  The repurchases may be made from time to time in open market transactions in such amounts as determined at the discretion of the Company’s management.  The terms of the stock repurchases will be determined by management based on market conditions.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description

	99.1	Press release of the Company dated February 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Dated: February 5, 2009	By:	/s/ James Weber
	Name:	James Weber
	Title:	Chief Financial Officer and Vice President